Exhibit 10.4

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (“Agreement”) is effective as of March 24, 2006 by and between Greenfield Capital Partners, LLC, a Delaware limited liability company (“Greenfield”), and Markland Technologies Inc., a Florida corporation (“Markland”).

WHEREAS, Greenfield and Markland have entered into that certain letter agreement dated December 1, 2004 (“Placement Agent Agreement”); and

WHEREAS, Greenfield and Markland have agreed to terminate the Placement Agent Agreement under the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, the parties hereto hereby agree as follows:

1. Termination of Agreements. Greenfield and Markland hereby agree to terminate the Placement Agent Agreement, including, without limitation, any further obligation by Markland to pay compensation pursuant to Section 5 the Placement Agent Agreement.

2. Series E Preferred Stock Issuance. In lieu of any compensation owed to Greenfield by Markland under the Placement Agent Agreement, Markland agrees to issue 166.67 shares of Markland’s Series E Preferred Stock (the “Series E Preferred Shares”) to Greenfield, convertible into 500,010 shares (the “Technest Shares”) of common stock of Technest Holdings, Inc., a Nevada corporation (“Technest”). Simultaneously with the initial issuance of Series E Preferred Stock to the “Investors” under that certain Redemption and Securities Purchase Agreement, dated as of the date hereof, between Markland and such Investors (the “Redemption Agreement”), Markland shall deliver to Greenfield the Series E Preferred Shares.

3. Release by Markland. Markland, on behalf of itself and its affiliates, and their respective directors, officers, principals, shareholders, owners, affiliates, successors and assigns (collectively, “Markland Releasors”), hereby fully and unconditionally waives, releases, acquits, discharges and holds harmless Greenfield, its affiliates and their respective directors, officers, agents, representatives, employees, principals, members, owners, successors and assigns (collectively, “Greenfield Releasees”) of and from any and all claims, actions, causes of action, suits, debts, demands, damages, judgments, executions, costs, expenses, liabilities, duties, sums of money, bills, accounts, reckonings, bonds, securities, rights, indemnities, exonerations, covenants, contracts, controversies, agreements, promises, doings, omissions, losses, exposures and obligations of any kind whatsoever, whether known or unknown, whether in law or in equity (collectively, “Claims”), which the Markland Releasors have, had or claim to have had, against the Greenfield Releasees, from the beginning of the world through the date hereof; provided, however, that the Markland Releasors are not releasing the Greenfield Releasees from their obligations pursuant to this Agreement.

4. Release by Greenfield. Greenfield, on behalf of itself and its affiliates, and their respective directors, officers, principals, shareholders, owners, affiliates, successors and assigns (collectively, “Greenfield Releasors”), hereby fully and unconditionally waives, releases, acquits, discharges and holds harmless Markland, its affiliates and their respective directors, officers, agents, representatives, employees, principals, shareholders, owners, successors and assigns (collectively, “Markland Releasees), from any and all Claims which the Greenfield Releasors have, had or claim to have had against the Markland Releasees, from the beginning of the world through the date hereof; provided, however, that the Greenfield Releasors are not releasing the Markland Releasees from their obligations under this Agreement.

5. No Claims. Each of the Markland Releasors and Greenfield Releasors hereby represent and covenant that none of them has instituted, and they will not institute, any complaints, claims, charges, proceedings or lawsuits, with any governmental agency, regulatory or self-regulatory body, court or otherwise, against any of the Greenfield Releasees or Markland Releasees, respectively, by reason of, relating to or in connection with any Claim, arising at any time up to the date of this Agreement, presently known or unknown.

6. Markland Representations, Warranties and Covenants. Markland represents, warrants and covenants, as applicable, that:

a. Ownership of the Shares. Markland has good and valid title to the Technest Shares free and clear of all liens, charges, security interest, claims, agreements or other encumbrances of any nature whatsoever (other than restrictions imposed under applicable securities laws). There are no outstanding or authorized options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements of any character, contingent or otherwise, providing for the purchase, issuance or sale of any of the Technest Shares, or any arrangements that require or permit any shares of the Technest Shares to be voted by or at the discretion of anyone other than Markland, and there are no restrictions of any kind on the transfer of any of the Shares other than those restrictions under applicable state and federal securities laws. The Series E Preferred Shares, when issued and delivered in accordance with the terms of this Agreement shall be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws.

b. Non-Contravention. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Markland will not result in any material violation of any instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which Markland is subject, or constitute, with or without the passage of time and giving of notice, an event that results in the creation of any lien, charge or encumbrance upon any of the Technest Shares.

c. Compliance with Laws. Assuming the accuracy of the representations made by Greenfield in this Agreement, no consent, approval, order or authorization of registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority, on the part of Markland, is required in connection with the consummation of the transactions and actions contemplated by this Agreement, except for (i) the filing of the Articles of Amendment to Markland’s Articles of Incorporation creating the Series E Preferred Stock (the “Series E Articles”) and (ii) federal or state securities law filings which have been made or will be made in a timely manner.

d. Markland’s Acquisition of the Technest Shares. Markland acquired the Technest Shares directly from Technest on or about August 17, 2005 (“Acquisition Date”), for due consideration paid in full on the Acquisition Date.

7. Greenfield Representations, Warranties and Covenants.

a. Investment Intent. Greenfield is acquiring shares the Series E Preferred Shares (and the related Technest Shares (as defined below)) for investment and not for, with a view to or in connection with the distribution thereof. The above sentence, however, shall not to limit Greenfield’s right to sell the Series E Preferred Shares and the underlying Technest Shares pursuant to applicable state and federal securities laws.

b. Restricted Securities.  Greenfield understands that neither the Series E Preferred Shares nor the Technest Shares issuable upon conversion of the Series E Preferred Shares being issued to Greenfield hereunder have been registered under the Securities Act, or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, and that such shares must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration.  The certificates for the Series E Preferred Shares and the underlying Technest Shares shall bear a legend in substantially the form set forth below as well as any other legends required by applicable law, and Greenfield covenants that it shall not transfer Series E Preferred Shares or any underlying Technest Shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE. AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

c. Rule 144.  Greenfield understands that the exemption from registration afforded by Rule 144 promulgated under the Securities Act depends upon the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis for sales only in limited amounts.

d. Experience and Knowledge.  Greenfield: (a) has sufficient knowledge and experience in business and financial matters and with respect to investment in restricted securities so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby; (b) is able to bear the economic risk of such investment; and (c) is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.  Such Investor is aware of Markland’s business affairs and condition and Technest’s business affairs and condition and has acquired sufficient information about Markland and Technest to reach an informed and knowledgeable decision to acquire the Series E Preferred Shares and underlying Technest Shares. Greenfield acknowledges that it has read and understands the relative rights and preferences and other terms of the Series E Preferred Stock as set forth in the Series E Articles.

8. Registration Rights. Markland shall have Technest register the Technest Shares together with those shares of Technest common stock registered on behalf of the Investors pursuant to the Redemption Agreement. Markland shall have Technest promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all further acts, documents and things as the may reasonably be required from time to time for the purpose of giving effect to this Section.

9. Restrictions on Resale.

a. Subject to Section 9(b) hereof, for a period commencing on the date of the issuance of the Series E Preferred Shares and ending on the earlier of (i) twenty-four (24) months following the date of such issuance and (ii) the date on which the Investors and/or their Affiliates have sold at least 67% of the Technest Conversion Shares underlying the shares of Series E Preferred Stock issued under the Redemption Agreement (determined on an as-converted basis) either in transactions registered under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to Rule 144 under the Securities Act (such period, the “Restriction Period”), Greenfield agrees that it will not sell, assign, hypothecate or otherwise transfer: (a) any shares of Technest Common Stock, (b) any securities convertible into or exercisable or exchangeable for Technest Common Stock or (c) any options, warrants or rights carrying any rights to purchase Technest Common Stock, in each case without the prior written consent of a Majority Interest. Capitalized terms used in this Section 9 shall have the meanings ascribed to such terms in the Redemption Agreement.

b. Notwithstanding the foregoing, the restrictions imposed in Section 9(a) shall be inapplicable with respect to transfers of shares of Technest Common Stock into the open market in sales registered under the Securities Act or sales pursuant to Rule 144 under the Securities Act, which sales shall not exceed 1% of Technest’s outstanding shares of common stock during any 90 day period; provided that subject to Section 9(c) immediately below, any sales made pursuant this Section 9(b) shall be limited to 2,500 shares per day (based upon 20 trading days per month) (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event).

c. Greenfield agrees that (i) it will not convert more than 16.67 Series E Preferred Shares during any calendar month and (ii) it will not sell more than 10% of the Technest Shares (calculated on an as-converted basis) underlying its Series E Preferred Shares into the open market in sales registered under the Securities Act or sales pursuant to Rule 144 under the Securities Act during any calendar month; provided, however, that (A) if at any time during such calendar month, the average closing price of shares of Technest Common Stock over a period of five (5) consecutive trading days is equal to or greater than $10.00 (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event), such limits shall be increased to 25% of the Technest Shares for such month and (B) if at any time during such calendar month, the average closing price of shares of Technest Common Stock over a period of five (5) consecutive trading days is equal to or less than $4.65 (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event), such limits shall be decreased to 5% of the Technest Shares for such month. Greenfield shall provide that any transferees of shares of Technest Common Stock that received such shares in private transactions shall be bound by the same restrictions based on the number of shares of Technest Common Stock such transferees receive in their respective transactions.

10. Redemption Agreement. Greenfield acknowledges that, other than the rights to have the Technest Shares registered together with the Technest common stock issuable to the Investors, it has none of the rights of an Investor under the Redemption Agreement.

11. No Derogation; Confidentiality. Markland and Greenfield each agree not to make any critical, derogatory, or untruthful statement about the other party, its affiliates or their respective directors, officers, principals, shareholders, owners, successors and assigns or to any of the other party’s past, present or future clients, customers, investors, competitors, markets, employees, or any other persons (including, but not limited to, the press or other media). Recognizing the confidentiality of the information contained herein, it is understood and agreed by the parties that the parties will agree to keep any matters relating to this Agreement confidential and agree not to disclose them to any other person after the execution of this Agreement by all parties, except as may be required (i) by the order of a court of competent jurisdiction, (ii) by any governmental, regulatory agency or self-regulatory organization requiring such disclosure or (iii) to comply with any applicable law requiring such disclosure, in all cases after providing the other parties with ten (10) days prior written notice and, if requested, proof of the applicability of such requirement.

12. Further Acts. Each party hereto shall each promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all further acts, documents and things as may reasonably be required from time to time for the purpose of giving effect to this Agreement.

13. Authority. Each party hereto represents and warrants that it has the full right, authority and power to enter into this Agreement and to carry out its provisions. The execution, delivery and performance by such party of this Agreement has been duly authorized by all necessary action and no other action is required in connection therewith.

14. Binding Effect. Each party hereto represents and warrants that this Agreement has been duly executed and delivered by such respective party and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

15.  Severability and Governing Law. If any provision (or portion thereof) of this Agreement is declared void or unenforceable by a court of competent jurisdiction, all other provisions or other portions thereof shall nonetheless remain in full force and effect. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of law principles.

16. Waiver. The waiver by any party of a breach of any provision or portion thereof of this Agreement shall not be construed as a waiver of any subsequent breach. The failure of a party to insist upon strict adherence to any provision or portion thereof of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement. Any waiver must be in writing.

17. Assignment. This Agreement may not be transferred or assigned by any party without the other parties’ written consent, and shall be binding upon, and shall inure to, the benefit of the parties and their successors and assigns.

18. Entire Agreement; All Prior Agreements Superceded; Counterparts. This Agreement constitutes the entire agreement between the parties with regard to the subject matter contained herein. This Agreement supercedes all prior agreements, written or oral, relating to the subject matter of this Agreement. This Agreement may be signed in one or more counterparts, each of which is an original and all of which together form one and the same instrument.

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties have executed this Termination Agreement effective as of the date first set forth above.

Greenfield Capital Partners, LLC

By:	/s/ Michael Byl
Michael Byl, President

Markland Technologies, Inc.

By:	/s/ Robert Tarini
Robert Tarini, Chief Executive Officer

7